                                                                  Exhibit 12(a)



                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

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

                                                         PERIOD ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                                        ------------------------         ------------------------------------------
                                                           1998          1997               1997          1996          1995
                                                        ----------    ----------         ----------    ----------    ----------
COMPUTATION OF EARNINGS
Net income                                              $      235    $      212         $      919    $      783    $      825
Add: Provision for income taxes                                108            94                426           360           368
Less:  Cumulative effect of accounting change                    -             -                  -             -             -
       Extraordinary net gain                                    -             -                  -             -            36
                                                        ----------    ----------         ----------    ----------    ----------
         Income before income taxes and
             extraordinary net gain                            343           306              1,345         1,143         1,157
Fixed charges, excluding interest on deposits                  338           233              1,085           810           819
                                                        ----------    ----------         ----------    ----------    ----------
         Total earnings for computation,
             excluding interest on deposits                    681           539              2,430         1,953         1,976
Interest on deposits                                           347           353              1,462         1,469         1,705
                                                        ----------    ----------         ----------    ----------    ----------
         Total earnings for computation
             including interest on deposits             $    1,028    $      892         $    3,892    $    3,422    $    3,681
                                                        ==========    ==========         ==========    ==========    ==========

COMPUTATION OF FIXED CHARGES
Net rental expense                                      $       32    $       30         $      123    $      126    $      117
                                                        ==========    ==========         ==========    ==========    ==========
Portion of net rental expense deemed
      representative of interest                        $        8    $       10         $       30    $       42    $       39
Interest on short-term borrowed funds                          191           145                642           492           519
Interest on long-term debt                                     125            68                364           273           261
Distributions on capital securities                             14            10                 49             3            --
                                                        ----------    ----------         ----------    ----------    ----------
         Total fixed charges, excluding interest
             on deposits                                       338           233              1,085           810           819
Interest on deposits                                           347           353              1,462         1,469         1,705
                                                        ----------    ----------         ----------    ----------    ----------
         Total fixed charges, including interest
             on deposits                                $      685    $      586         $    2,547    $    2,279    $    2,524
                                                        ==========    ==========         ==========    ==========    ==========

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
      a pre-tax basis                                   $       --    $       --         $       --    $       12    $       23
Total fixed charges, excluding interest on deposits            338           233              1,085           810           819
                                                        ----------    ----------         ----------    ----------    ----------
      Combined fixed charges and preferred stock
         dividends, excluding interest on deposits             338           233              1,085           822           842
Interest on deposits                                           347           353              1,462         1,469         1,705
                                                        ----------    ----------         ----------    ----------    ----------
      Combined fixed charges and preferred stock
         dividends, including interest on deposits      $      685    $      586         $    2,547    $    2,291    $    2,547
                                                        ==========    ==========         ==========    ==========    ==========
RATIO OF EARNINGS TO FIXED CHARGES
Excluding deposit interest                                    2.02 x        2.31 x             2.24 x        2.41 x        2.42 x
Including deposit interest                                    1.50 x        1.52 x             1.53 x        1.50 x        1.46 x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
Excluding deposit interest                                    2.02 x        2.31 x             2.24 x        2.38 x        2.35 x
Including deposit interest                                    1.50 x        1.52 x             1.53 x        1.49 x        1.45 x


                                                               YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1994          1993
                                                              ----------    ----------
COMPUTATION OF EARNINGS
Net income                                                    $      853    $      710
Add: Provision for income taxes                                      430           374
Less:  Cumulative effect of accounting change                          -             -
       Extraordinary net gain                                          -             -
                                                              ----------    ----------
         Income before income taxes and
             extraordinary net gain                                1,283         1,084
Fixed charges, excluding interest on deposits                        513           345
                                                              ----------    ----------
         Total earnings for computation,
             excluding interest on deposits                        1,796         1,429
Interest on deposits                                               1,325         1,233
                                                              ----------    ----------
         Total earnings for computation
             including interest on deposits                   $    3,121    $    2,662
                                                              ==========    ==========

COMPUTATION OF FIXED CHARGES
Net rental expense                                            $      124          $130
                                                              ==========    ==========
Portion of net rental expense deemed
      representative of interest                              $       41    $       43
Interest on short-term borrowed funds                                334           175
Interest on long-term debt                                           138           127
Distributions on capital securities                                   --            --
                                                              ----------    ----------
         Total fixed charges, excluding interest
             on deposits                                             513           345
Interest on deposits                                               1,325         1,233
                                                              ----------    ----------
         Total fixed charges, including interest
             on deposits                                      $    1,838    $    1,578
                                                              ==========    ==========

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
      a pre-tax basis                                         $       24    $       28
Total fixed charges, excluding interest on deposits                  513           345
                                                              ----------    ----------
      Combined fixed charges and preferred stock
         dividends, excluding interest on deposits                   537           373
Interest on deposits                                               1,325         1,233
                                                              ----------    ----------
      Combined fixed charges and preferred stock
         dividends, including interest on deposits            $    1,862    $    1,606
                                                              ==========    ==========
RATIO OF EARNINGS TO FIXED CHARGES
Excluding deposit interest                                          3.50 x        4.15 x
Including deposit interest                                          1.70 x        1.69 x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
Excluding deposit interest                                          3.34 x        3.83 x
Including deposit interest                                          1.68 x        1.66 x

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